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                                                                                     Exhibit 11.0
                                             PAMRAPO BANCORP, INC.
                                               AND SUBSIDIARIES
                                STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                                ----------------------------------------------


                                                                          Three Months Ended
                                                                            March 31, 1996
                                                                           -----------------

            Net income                                                       $  1,204,080
                                                                             ============

            Weighted average shares outstanding                                 3,437,596

            Common stock equivalents
             due to dilutive effect on stock options                                4,264
                                                                             ------------

            Total weighted average
             common shares and equivalent outstanding                           3,441,860
                                                                             ============


            Primary earnings per share                                       $       0.35
                                                                             ============


            Total weighted average common
             shares and equivalents outstanding
             for fully diluted computation                                      3,441,860
                                                                              ===========


            Fully diluted earnings per share                                 $       0.35
                                                                             ============

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